Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)         Registration Statements (Form S-3 Nos. 333-11457, 333-36057, 333-46087, 333-86193, 333-49466, 333-64864, 333-102485, 333-118841 and 333-121836) of Cellegy Pharmaceuticals, Inc. and in the related Prospectuses,

(2)         Registration Statement (Form S-2 No. 333-114247) of Cellegy Pharmaceuticals, Inc. and in the related Prospectus, and

(2)         Registration Statements (Form S-8 Nos. 33-96384, 333-06065, 333-32301, 333-60343, 333-42840, 333-91588, 333-114229 and 333-121838) pertaining to the 1992 Stock Option Plan, the 1995 Equity Incentive Plan, the 1995 Directors’ Stock Option Plan and the Director Stock Option Agreement of Cellegy Pharmaceuticals, Inc. and options to purchase common stock granted under the Biosyn, Inc. 1999 Stock Option Plan, as amended, and non-plan options granted to Biosyn, Inc., of our report dated February 13, 2003 with respect to the 2002 consolidated financial statements of Cellegy Pharmaceuticals, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 2004.

/s/ Ernst & Young LLP

Palo Alto, California
March 28, 2005